CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag
Executive Vice President
Chief Financial Officer
Heartland Financial USA, Inc.
(563)589-1994
bmckeag@htlf.com

Scott L.Wade
Chairman and CEO
AIM Bancshares, Inc.
(806)894-2265
swade@aimbankonline.com

Laura J. Hughes
Executive Vice President
Chief Marketing Officer
Heartland Financial USA, Inc.
(563) 589-2148
lhughes@htlf.com

HEARTLAND FINANCIAL USA, INC. ANNOUNCES
PLAN TO ACQUIRE AIM BANCSHARES, INC. IN TEXAS

Combination of FirstBank & Trust and AimBank Will Create Heartland’s Largest Community Bank
and Significantly Expand Heartland’s Presence in West Texas

Dubuque, Iowa, and Levelland, Texas, February 11, 2020 — Dubuque, IA-based Heartland Financial USA, Inc. (“Heartland”) (NASDAQ: HTLF) and Levelland, TX-based AIM Bancshares, Inc. (“ABI”), are pleased to announce they have entered into a definitive merger agreement pursuant to which Heartland will acquire ABI and its wholly owned subsidiary, AimBank. The acquisition marks Heartland’s 17th acquisition since 2012.

Based on Heartland’s closing common stock price of $49.88 per share on February 10, 2020, the stock and cash transaction is valued at approximately $280.4 million, or $11,010.16 per share of ABI common stock (including the consideration to be paid in exchange for the termination of ABI stock options), subject to certain adjustments. The actual transaction value will change due to fluctuations in the price of Heartland common stock and is subject to certain potential adjustments as set forth in the merger agreement.

AimBank is a full-service community bank, headquartered in Levelland, TX with approximately $1.78 billion in total assets, $1.16 billion in net loans outstanding and $1.54 billion in deposits as of December 31, 2019. The bank serves Lubbock, Midland-Odessa, Amarillo, Abilene and other surrounding West Texas communities from 19 full-service banking centers. AimBank also has six full-service banking centers in Northeastern New Mexico.

Upon completion of the merger of ABI with and into Heartland, AimBank will merge with and into Heartland’s existing Lubbock, TX-based subsidiary, FirstBank & Trust (“FB&T”), which had approximately $1.14 billion in total assets as of December 31, 2019 and operates eight full-service banking centers in West Texas. The combination of AimBank and FirstBank & Trust will create Heartland’s largest bank subsidiary with assets of almost $3 billion and 33 banking centers serving West Texas and Northeastern New Mexico. This bank subsidiary will operate under the FirstBank & Trust brand.

After completing the acquisition of ABI, Heartland will have total assets of approximately $15 billion with 140 full-service banking locations operating in 12 states.

“We are highly impressed with the people and performance of AimBank and the solid community banking franchise they have built,” said Lynn B. Fuller, Executive Operating Chairman of Heartland. “We strongly believe in the growth prospects of the Texas market, and I am confident that AimBank will be an outstanding addition to the Heartland organization.”

Scott L. Wade, Chairman and Chief Executive Officer of AimBank will join FB&T as Vice Chairman of the Board and President of FB&T’s South Division, “We are delighted to reach this agreement with Heartland and look forward to joining such a high-quality organization. The combination of AimBank with the Heartland family of community banks significantly increases our lending capabilities and gives us access to products and services offered by larger banks while preserving our legacy as a locally-led community bank. This is a great opportunity for our customers, who will enjoy a broader selection of banking products and will continue to deal directly with our current staff.”

“We at FirstBank & Trust are extremely excited about the opportunity to join forces with AimBank,” added Barry H. Orr, Chairman Chief Executive Officer of FB&T. “We have immense respect for Scott Wade and his team of talented bankers. We extend a warm welcome to the AimBank customers and employees to our organization. The leadership teams of our two institutions will be integrally working together to preserve our commitment to a quality customer experience. We are very fortunate to be joining two talented teams of local commercial banking professionals and staff with an excellent knowledge of the communities and the clients they serve.”

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of Heartland and ABI, ABI common shareholders at the closing will receive 207.0 shares of Heartland common stock (approximately 5,083,000 Heartland shares in the aggregate) and $685.00 in cash for each share of ABI common stock, subject to certain adjustments as set forth in the definitive merger agreement. ABI option holders will receive cash for the in-the-money portion of ABI stock options. The transaction is subject to approval by federal and state bank regulators and the ABI shareholders and to customary closing conditions. The transaction is expected to close early in the third quarter of 2020 with a systems conversion planned for the fourth quarter of 2020.

Heartland and ABI anticipate that the transaction will qualify as a tax-free exchange with respect to the stock consideration received by ABI’s shareholders. Heartland expects the transaction to be accretive to its earnings per share within the first year of combined operations. Further information regarding the financial impact of the transaction can be found in the investor presentation filed as an exhibit to Heartland’s Current Report on Form 8-K dated February 11, 2020 or in the investor relations section of Heartland’s website.

Bruce K. Lee, Heartland’s President and Chief Executive Officer, stated, “We entered the Texas market in 2018 through the acquisition of FirstBank & Trust and indicated that we fully expected to create a foundation for future growth. We are now delivering on this strategy through the AimBank acquisition. We are growing our presence and adding additional scale with a great new partner. AimBank has had remarkable growth both organically and through acquisitions while maintaining its efficiency.” Mr. Lee concluded, “More importantly, AimBank has a very similar culture to Heartland in the ways in which it engages its employees, serves its customers, and supports its communities. We are pleased the AimBank team will be joining with the FirstBank & Trust team to expand and continue our success in the market.”

Advisors:
In connection with the transaction, Panoramic Capital Advisors, Inc. served as financial advisor and Stephens Inc. issued a fairness opinion to the Heartland Board of Directors and Dorsey & Whitney LLP served as Heartland’s legal counsel. Hillworth Bank Partners served as financial advisor and issued a fairness opinion to ABI and Fenimore, Kay, Harrison, & Ford, LLP served as ABI’s legal counsel.

Conference Call:
Heartland will host a live conference call for analysts and investors on Wednesday, February 12, 2020 at 11:00 a.m. Eastern Time. To participate, dial (866) 928-9948 at least five minutes before start time. Live audio of the call will also be Webcast and corresponding investor presentation slides will be available on the Company’s Investor Relations webpage, which may be accessed at www.htlf.com. A webcast replay will be available until February 12, 2021, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services holding company with assets of approximately $13.2 billion. The company provides banking, mortgage, private client, investment, treasury management, card services, insurance and consumer finance services to individuals and businesses. Heartland currently has 115 banking locations serving 84 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About FirstBank & Trust
FirstBank & Trust, a wholly-owned subsidiary of Heartland, is a community bank Headquartered in Lubbock, Texas, with more than $1.2 billion in assets. FB&T operates eight banking locations serving the cities of Lubbock, Snyder, Wilson, Colorado City, Tahoka, and surrounding communities. FB&T specializes in business lending and deposit services, and provides mortgage, private client, investment, treasury management, card services, and complete electronic banking programs to individuals and businesses in West Texas. The company was founded in 1996. Additional information about FirstBank & Trust is available at www.FirstBankTexas.com. FB&T is a member of the FDIC and an Equal Housing Lender.

About AimBank
AimBank, a wholly-owned subsidiary of AIM Bancshares, Inc., was originally chartered on September 19, 1925 as the First National Bank of Littlefield. In 2003, a group of bankers and investors purchased the Bank, renaming it “AimBank” and converting from a national chartered bank to a state-chartered bank. AimBank has continually grown from $13 million in assets in 2003 when current ownership took over, to approximately $1.8 billion in assets today. In addition, AimBank has expanded its presence into several markets, and now has 25 banking locations throughout West Texas and Northeastern New Mexico serving businesses and individuals. For more information, visit www.aim.bank. Member FDIC.

* * * * *

Additional Information about the Merger and Where to Find It
This press release is being made with respect to a proposed merger transaction involving Heartland and ABI. In connection with the transaction, Heartland will file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement/prospectus to be provided to ABI shareholders in connection with the special shareholder meeting ABI will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to ABI shareholders of record on the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on Form S-4, which will include the proxy statement/prospectus and other relevant documents, will be available free of charge at the SEC’s Internet website, www.sec.gov, Heartland’s website, www.htlf.com, or by contacting Bryan R. McKeag, Executive Vice President and Chief Financial Officer of Heartland.

Forward-Looking Statements
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the merger of ABI with and into Heartland. These forward-looking statements include statements about the benefits of the merger, including anticipated future results, cost savings and accretion to reported earnings. Risks relating to the merger include the following: the businesses of the FB&T and AimBank may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may be less than anticipated; governmental approvals of the merger of FB&T and AimBank may not be obtained, or adverse regulatory conditions may be imposed in connection with the merger; the shareholders of ABI may fail to approve the merger; credit and interest rate risks of AimBank may be greater than anticipated; and various difficulties associated with achieving the anticipated future financial results of the bank resulting from the merger of FB&T and AimBank may occur.

In addition, this release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's and ABI’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's & ABI’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new clients; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland & ABI undertake no obligation to update any statement in light of new information or future events.

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